UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2020

Ladder Capital Corp
(Exact name of registrant as specified in its charter)

Delaware	001-36299	80-0925494
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

345 Park Avenue, 8th Floor	10154
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 715-3170

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, $0.001 par value	LADR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The information pertaining to the Purchase Right (as defined below) set forth in Item 7.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD.

On April 30, 2020, Ladder Capital Corp (the “Company”) entered into a strategic financing arrangement with Koch Real Estate Investments, LLC (“KREI”), an affiliate of Koch Industries. Pursuant to a Loan and Security Agreement, entered into by KH Investment Escalera, LLC (“KH Investment”), a KREI affiliate, and Ladder Capital Finance IX LLC, a subsidiary of the Company, KH Investment has agreed to loan up to approximately $206.4 million in senior secured financing (the “Koch Facility”) to fund transitional and land loans. The Koch Facility will be secured on a first lien basis on a portfolio of certain of the Company’s loans and will mature after 36 months and borrowings thereunder will bear interest at LIBOR (or a minimum of 0.75% if greater) plus 10.0%, with a minimum interest premium of approximately $39.2 million minus the aggregate sum of all interest payments made to KH Investment under the Koch Facility prior to the date of payment of the minimum interest premium, which is payable upon the earlier of maturity or repayment in full of the loan. The Koch Facility is non-recourse, subject to limited exceptions, and does not contain mark-to-market provisions. Additionally, the Koch Facility provides the Company optionality to modify or restructure loans or forbear in exercising remedies, which maximizes the Company’s financial flexibility.

In connection with entering into the Koch Facility, on April 30, 2020, the Company issued to Beaverhead Capital, LLC (“Koch BCL”), a KREI affiliate, a right to purchase (the “Purchase Right”) up to four million shares of the Company’s Class A common stock at a price of $8.00 per share, which amount and price may be proportionally adjusted in the event of equity distributions, stock splits, reclassifications and other similar events. The Purchase Right will expire on December 31, 2020. Pursuant to the Purchase Right, Koch BCL has agreed to a customary standstill until December 31, 2020 or the date on which Koch BCL has exercised the Purchase Right in full, if earlier. In addition, Koch BCL has agreed not to sell, transfer, assign, pledge, hypothecate, mortgage, dispose of or in any way encumber the shares acquired as a result of exercising the Purchase Right for a period of time following the exercise date.

In connection with the issuance of the Purchase Right, the Company and Koch BCL entered into a Registration Rights Agreement, dated as of April 30, 2020, pursuant to which the Company has agreed to provide customary demand and piggyback registration rights to Koch BCL.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Purchase Right, dated as of April 30, 2020, by and among Ladder Capital Corp and Beaverhead Capital, LLC
4.2	Registration Rights Agreement, dated as of April 30, 2020, by and among Ladder Capital Corp and Beaverhead Capital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADDER CAPITAL CORP

Date: May 4, 2020	By:	/s/ Marc Fox
	Name:	Marc Fox
	Title:	Chief Financial Officer